EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)

Series 2010-04 (IP) Trust

Notice of Redemption of Underlying Notes and Trust Units in Part

CUSIP: 33973RAA2

Symbol: MS 21

FOR IMMEDIATE RELEASE:

December 18, 2017

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Floating Rate Trust Series 2010-04 (IP) (the “Trust”) (New York Stock Exchange Ticker Symbol “MS 21”), announced today that a redemption of $1,336,000 of the International Paper Company 7.500% Notes (the “Notes”) held by the Trust took place on December 15, 2017. These Notes represent 32.13% of the outstanding Notes held by the Trust. A proportional number of Units will be randomly selected for redemption at par ($1,000) plus accrued interest from the available proceeds of the redemption of the Notes and from the waiver of certain amounts payable to the swap counterparty.

Contact:

James Hall - Vice President & Group Manager

BNY Mellon

Corporate Trust - Dealing & Trading

P: (212) 815-5919

F: (732) 667-9221

E-mail: james.hall@bnymellon.com